Shareholder Services Agreement
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                                        Exhibit (e)(xxiv) under Form N-1A
                                        Exhibit 1 under Item 601/Reg. S-K


                                EXHIBIT A
                 to Shareholder Services Agreement with
           respect to the Vision Group of Funds (the "Funds")
                         dated November 8, 2000

                    Funds covered by this Agreement:
                             Class A Shares:
                   Vision Intermediate Term Bond Fund
                    Vision International Equity Fund
                       Vision Large Cap Core Fund
                      Vision Large Cap Growth Fund
                       Vision Large Cap Value Fund
          Vision Managed Allocation Fund - Conservative Growth
           Vision Managed Allocation Fund - Aggressive Growth
            Vision Managed Allocation Fund - Moderate Growth
                        Vision Mid Cap Stock Fund
                        Vision Money Market Fund
                  Vision New York Municipal Income Fund
               Vision New York Tax-Free Money Market Fund
                Vision Pennsylvania Municipal Income Fund
                       Vision Small Cap Stock Fund
                    Vision Treasury Money Market Fund
                 Vision U.S. Government Securities Fund

                             Class B Shares:
                    Vision International Equity Fund
                       Vision Large Cap Core Fund
                      Vision Large Cap Growth Fund
                       Vision Large Cap Value Fund
                        Vision Mid Cap Stock Fund
                       Vision Small Cap Stock Fund

                             Class S Shares:
                        Vision Money Market Fund
                    Vision Treasury Money Market Fund

                          Institutional Shares:
                        Vision Money Market Fund

Shareholder Service Fees

1. During the term of this Agreement, the Provider is entitled to a fee, payable quarterly. This fee will be computed at the annual rate of .25% of the average net asset value of shares of the Funds held during the quarter in accounts for which the Provider provides Services under this Agreement, so long as the average net asset value of Shares in the Funds during the quarter equals or exceeds such minimum amount as the Funds shall from time to time determine and communicate in writing to the Provider. This fee may be waived by Provider from time to time at its own discretion.

2.    For the quarterly period in which the Shareholder Services
Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the quarter.



                              MANUFACTURERS AND TRADERS TRUST COMPANY

                              By:  /s/ Kenneth G. Thompson
                                 --------------------------------------
                              Name:  Kenneth G. Thompson
                              Title:  Vice President


                              FEDERATED SERVICES COMPANY

                              By:  /s/ Victor R. Siclari
                                 --------------------------------------
                              Name:  Victor R. Siclari
                              Title:  Vice President

Dated:  August 31, 2001